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                                                                   EXHIBIT 4.5.1



                                 KIMBERLY-CLARK







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                                 KIMBERLY-CLARK


                                    SHAREPLUS



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                                 BACON & WOODROW
                             ACTUARIES & CONSULTANTS


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                                 KIMBERLY-CLARK

                                    SHAREPLUS




                                    CONTENTS


1      DEFINITIONS...........................................................................................3

2      INVITATIONS TO ACQUIRE PARTNERSHIP SHARES.............................................................7

3      ACQUISITION OF PARTNERSHIP SHARES.....................................................................9

4      CESSATION OF EMPLOYMENT..............................................................................10

5      AWARD OF MATCHING SHARES.............................................................................11

6      TRANSFER OF MATCHING SHARES..........................................................................12

7      CESSATION OF EMPLOYMENT AND WITHDRAWAL OF MATCHING SHARES FROM THE PLAN..............................12

8      REINVESTMENT OF DIVIDENDS............................................................................13

9      TRANSFER OF DIVIDEND SHARES..........................................................................13

10     CESSATION OF EMPLOYMENT AND WITHDRAWAL OF DIVIDEND SHARES FROM THE PLAN..............................13

11     ACQUISITION OF SHARES FOR AWARD......................................................................14

12     ISSUE OF SHARES AND DIVIDENDS........................................................................14

13     TAKEOVERS............................................................................................15

14     TAX AND SOCIAL SECURITY..............................................................................15

15     STAMP DUTY...........................................................................................15

16     DISPUTES.............................................................................................16

17     RIGHTS ON TERMINATION OF EMPLOYMENT..................................................................16

18     ADMINISTRATION AND ALTERATIONS.......................................................................16

19     ERRORS AND OMISSIONS.................................................................................17

20     NOTICES..............................................................................................17

21     GENERAL..............................................................................................18

22     GOVERNING LAW........................................................................................18

SCHEDULE - BELGIUM..........................................................................................19

SCHEDULE - ITALY............................................................................................20

SCHEDULE - UK TOP-UP........................................................................................21



                                       2
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                           KIMBERLY-CLARK SHAREPLUS

This Plan entitled 'Kimberly-Clark Shareplus' is designed for operation in European countries and is amended by a schedule attached to the Plan making the variations which apply in particular European countries. Where no schedule is attached for a particular country, the Rules of the Plan apply without amendments.

1 DEFINITIONS

In these Rules the following words and expressions shall, where the context so permits, have the meanings set forth below:

"ACQUISITION DATE"                      the date on which Partnership Shares are
                                        acquired on behalf of Participants in
                                        accordance with Rule 3 of the Plan;

"AWARD DATE"                            (1) in relation to Matching Shares, the
                                        date on which Matching Shares are
                                        awarded to Participants in accordance
                                        with Rule 5 of the Plan; and

                                        (2) in relation to Dividend Shares, the
                                        date on which the Dividend Shares are
                                        awarded to Participants in accordance
                                        with Rule 8 of the Plan;

"CALCULATION DATE"                      the date, being either 1 July or 1
                                        January (or such other date as may be
                                        determined by the Directors) following
                                        the successive monthly acquisitions of
                                        Partnership Shares by the Trustee on
                                        behalf of Participants using Partnership
                                        Share Money;

"CHANGE OF CONTROL                      means an event deemed to have taken
                                        place if: (i) a third person, including
                                        a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquire Shares of the Corporation having
                                        20% or more of the total number of votes that may be cast for the



                                       3
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                                        election of Directors of the Company; or
                                        (ii) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a
                                        "Transaction"), the persons who were
                                        directors of the Company before the
                                        Transaction shall cease to constitute a
                                        majority of the Board of Directors of
                                        the Company or any successor to the
                                        Company;

"THE COMPANY"                           Kimberly-Clark Corporation registered in
                                        the State of Delaware U.S.A;

"CONTROL"                               in relation to a corporate body, the
                                        power of a person to secure by the
                                        holding of shares or the possession of
                                        voting power that the affairs of that
                                        corporate body are conducted in
                                        accordance with the wishes of that
                                        person;

"DEALING DAY"                           a day on which the New York Stock
                                        Exchange is open for the transaction of
                                        business;

"THE DIRECTORS"                         the Shareplus Management Committee
                                        including the European HR Policy
                                        Council;

"DIVIDEND SHARES"                       Shares which are awarded to Participants
                                        under Rule 8.1 and held by the Trustee
                                        upon the terms of the Plan;

"ELIGIBLE EMPLOYEE"                     any person who is a full-time or
                                        part-time employee of a Participating
                                        Company including persons who have been
                                        temporarily transferred to work in
                                        another country but continue to be paid
                                        by the Participating Company;

"GROUP" the Participating Company by which the Participant is employed and any other Participating Company;



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"HOLDING PERIOD"                        in relation to Partnership Shares, the
                                        period of twelve months commencing on
                                        the appropriate Calculation Date;

"JOINTLY OWNED COMPANY"                 a company of which 50% of the issued
                                        share capital is owned by the Company
                                        and 50% is owned by another company and
                                        which is not under the Control of either company; this expression includes a company which is controlled by a Jointly
                                        Owned Company;

"MARKET VALUE"                          in relation to a Share on any date, if
                                        and so long as the Shares are listed on
                                        the New York Stock Exchange, its middle
                                        market quotation on the immediately
                                        preceding Dealing Day;

"MATCHING SHARES"                       Shares which are awarded to an Eligible
                                        Employee under Rule 5 and held by the
                                        Trustee upon the terms of the Plan;

"MINIMUM MONTHLY SUBSCRIPTION"          in relation to any invitation, the local
                                        currency equivalent of $15 (calculated
                                        at the closing exchange rate quoted in
                                        the Financial Times on the date of
                                        deduction) or such other amount as the
                                        Directors may determine in the event of
                                        a significant change in exchange rates;

"NOTICE OF AWARD"                       a notice of award of Partnership,
                                        Matching or Dividend Shares in such form as determined by the Trustee.

"PARTICIPANT"                           an Eligible Employee who has entered
                                        into a Partnership Share Agreement to
                                        participate in the Plan;



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"PARTICIPATING COMPANY"                 any Subsidiary or Jointly Owned Company
                                        which has been designated by the
                                        Directors as a Participating Company;

"PARTNERSHIP SHARES"                    Shares which are acquired by or on
                                        behalf of Eligible Employees under Rule
                                        3 and held by the Trustee on the terms
                                        of the Plan;

"PARTNERSHIP SHARE AGREEMENT"           An agreement included in the application
                                        form as determined by the Directors from time to time;


"PARTNERSHIP SHARE MONEY"               the deduction made from a Participant's
                                        Salary in accordance with the
                                        Partnership Share Agreement before it is used to acquire Partnership Shares on his behalf;

"PLAN" Kimberly-Clark Shareplus in its present form, or as from time to time altered in accordance with its Rules;

"PLAN SHARES"                           Shares held by the Trustees upon the
                                        terms of the Plan on behalf of the
                                        Participants comprising Partnership,
                                        Matching and Dividend Shares;

"RULES" the rules of the Plan (and "Rule" shall be construed accordingly) including the Schedules;

"SALARY" basic pay as defined in the country in which the Eligible Employee is employed, but excluding bonuses and employee benefits;

"SHARE" a share (including for the avoidance of doubt a fraction of a share) of common stock in the Company;



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"SUBSIDIARY"                            a company which is under the Control of
                                        the Company;

"TRUST" the Kimberly-Clark Employee Share Trust (Jersey) or the Kimberly-Clark Employee Share Trust (UK) as determined by the Directors;

"TRUSTEE"                               the Trustees of the Kimberly-Clark
                                        Employee Share Trust (Jersey) or the
                                        Trustees of the Kimberly-Clark Employee
                                        Share Trust (UK) as the case may be;

References to any statutory provision are to that provision as amended or re-enacted from time to time and, unless the context otherwise requires, words in the singular include the plural (and vice versa) and words importing the masculine shall include the feminine (and vice versa).

PART ONE - PARTNERSHIP SHARES

2 INVITATIONS TO ACQUIRE PARTNERSHIP SHARES

         2.1 When the Directors have decided to operate the Plan by inviting Eligible Employees to acquire Partnership Shares, an invitation shall be issued to each Eligible Employee inviting him to enter into an agreement with the Company by signing and returning as directed the accompanying Partnership Share Agreement duly completed and signed.

                  An employee who starts employment with a Participating Company will be given an invitation as soon as administratively possible after the date of commencement of his employment.

                  The invitation shall specify:

                  2.1.1 whether the Directors have determined to offer Matching Shares to Eligible Employees who enter into a Partnership Share Agreement; and



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                  2.1.2    the basis on which such Matching Shares will be
                           awarded;

         2.2 The Company may specify the maximum number of Shares to be included in an offer of Partnership Shares.

                  2.2.1 The Partnership Share Agreement shall contain an undertaking by the Company to notify each Eligible Employee of any restriction on the number of Shares to be included in an offer. This notification shall be given before the deduction of the Partnership Share Money relating to the offer.

         2.3 A Partnership Share Agreement entered into in accordance with this Rule 2 shall form the binding agreement between the Eligible Employee and the Company:

                  2.3.1 to permit the Company to deduct from his net Salary (i.e. after deduction of tax and social security contributions) each month an amount which is not less than the Minimum Monthly Subscription nor more than 4% of his gross Salary;

                           PROVIDED THAT if the Minimum Monthly Subscription is more than 4% of the gross salary of the Eligible Employee, the deduction from his Salary will be the amount of the Minimum Monthly Subscription.

                  2.3.2 to permit the Company to transfer to the Trustee the sum deducted under rule 2.3.1.

                  2.3.3 to permit the Trustee to use the sum in rule 2.3.1 to acquire Partnership Shares on behalf of the Eligible Employee and to hold them in accordance with the Rules.

         2.4 A Partnership Share Agreement shall include a provision allowing the Participant, by written notice to the Company, to stop the deductions from his Salary with effect from a date specified in the notice. Following such a notice, the Participant may direct the Company to re-start the deductions from his



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                  Salary, provided that the deductions that have been missed in the interim period may not be made up.

         2.5 A Partnership Share Agreement may provide for Participants to vary the amount deducted from Salary.

         2.6 A maximum of two events under rules 2.4 and 2.5 (stopping, restarting and varying contributions) is permitted in each calendar year, unless the Company in its absolute discretion decides to permit additional applications of rules 2.4 or 2.5.

3 ACQUISITION OF PARTNERSHIP SHARES

         3.1 All Partnership Share Money deducted by the Company in accordance with the Partnership Share Agreement entered into under Rule 2.1 shall be transferred directly to the Trustees. Within 30 days after the Partnership Share Money was deducted from Participants' Salaries the Trustees shall use it in the purchase of, allocation or subscription for Partnership Shares on behalf of Participants. The Trustees will send at least once in every calendar year a Notice of Award to each Participant showing the number of Shares acquired for him.

         3.2 The number of Partnership Shares to be acquired on behalf of each Participant shall be determined in accordance with the Market Value of the Partnership Shares on the Acquisition Date.

         3.3 If any Partnership Share Money remains after the acquisition, it may be retained by the Trustees to the Participant's account and added to the next amount of Partnership Share Money deducted from his Salary.

         3.4 If the Trustees deposit the Partnership Share Money in an interest-bearing account, any interest earned will not become the entitlement of the Participant but will be used to defray the expenses of the Trust.

         3.5 A Participant may withdraw any or all of his Partnership Shares from the Plan at any time. He may direct the Trustees to transfer to him the legal ownership



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                  of the Partnership Shares; he may also direct the Trustees to transfer to him any Partnership Share Money held on his behalf. If before the end of the Holding Period he sells or withdraws from the Plan the Partnership Shares, he will lose any entitlement to receive any corresponding Matching Shares unless Rule 4.3 or 4.4 applies.

4 CESSATION OF EMPLOYMENT

         4.1 In the event of a Participant ceasing to be employed by the Group in any circumstances the Directors shall ensure that his Partnership Shares and any Partnership Share Money held by the Trustee on his behalf are transferred to him by the Trustee as soon as practicable after such cessation; or he may ask the Trustee to sell his Shares and send him the cash proceeds after deducting the expenses of sale.

         4.2 Unless Rule 4.3 or 4.4 applies, in the event of a Participant ceasing to be employed in the Group before the end of the Holding Period he will lose any entitlement to receive any corresponding Matching Shares. In the event of a Participant ceasing to be employed in the Group for any reason before the Calculation Date, he will lose any entitlement to receive any corresponding Matching Shares.

         4.3 In the event of a Participant ceasing to be employed by the Group during the Holding Period by reason of:

                  4.3.1 injury or disability, (in each case as defined in the country in which the Participant is employed); or

                  4.3.2 redundancy or its equivalent in accordance with the laws and practices of the country in which the Participant is employed, and as determined by the Company

                  4.3.3 a change of Control or other circumstances resulting in the Participating Company ceasing to be a member of the Group; or

                  4.3.4 the sale of a business or part of a business of a Participating Company in such circumstances that employees retain their existing employment



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                           rights in accordance with the legislation in their
                           country of residence; or

                  4.3.5 retirement in accordance with the laws and practices of the country in which the Participant is employed; or

                  4.3.6    death

                  the Holding Period will come to an end on the date of cessation and he will receive the corresponding Matching Shares on that date in accordance with Rule 5.2.

         4.4 In the event of a Participant ceasing to be employed by a Participating Company in such circumstances that he then commences employment with the Company or a Subsidiary in another country, the Holding Period will come to an end on the date of cessation and at the discretion of the Directors he will receive the corresponding Matching Shares on that date in accordance with Rule 5.2.

         4.5 When a Participant receives Matching Shares in the circumstances set out in Rules 4.3 or 4.4, he must immediately remove them from the Plan.

PART TWO - MATCHING SHARES

5 AWARD OF MATCHING SHARES

         5.1 When the Directors have decided to operate the Plan by awarding Matching Shares on the same terms to Eligible Employees who enter into a Partnership Share Agreement under Rule 2, the invitation issued to each Eligible Employee under Rule 2 shall contain information about such decision, including the number of Matching Shares that will be appropriated for each Partnership Share.

         5.2 On the day following the end of the Holding Period, the Directors will award to Participants on whose behalf the Trustees hold Partnership Shares,



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                  Matching Shares on the basis set out in the invitation. The
                  Matching Shares awarded will then form part of the Plan
                  Shares.

         5.3 Where Matching Shares are awarded under this Rule 5 the Trustees will send at least once in every calendar year a Notice of Award to each Participant to whom such Shares have been awarded.

6 TRANSFER OF MATCHING SHARES

         6.1 In accordance with the Partnership Share Agreement entered into between a Participant and the Company under Rule 2, a Participant may direct the Trustee to transfer the legal ownership of his Matching Shares to him at any date after the end of the Holding Period.

         6.2 The Participating Company will be entitled to withhold and the Participant will be obligated to pay, the amount of tax or any social security contributions or other regulatory payments which may be payable by or on behalf or such Participant in connection with the transfer of Plan Shares. The Trustees may establish appropriate procedures to provide for any such payment including, in lieu of transferring some or all of the Shares to which a Participant is entitled, the sale of such proportion thereof as shall equate to the amount of the liability, the payment of such amount to the relevant authority and the transfer of the resulting number of Shares to the Participant.

         6.3 Any direction given by a Participant under Rule 6.1 must be in the form as notified by the Trustee, adapted as appropriate. The Trustee will transfer the relevant Matching Shares as soon as practicable after the receipt of the direction.

7 CESSATION OF EMPLOYMENT AND WITHDRAWAL OF MATCHING SHARES FROM THE PLAN

         7.1 In the event of a Participant ceasing to be employed by the Group in any circumstances, he must either (a) ask the Trustee to forward to him the Share Certificate in respect of his Matching Shares; or (b) he may ask the Trustee to sell his Matching Shares and send him the cash proceeds after deducting the expenses of sale.



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PART THREE - DIVIDEND SHARES

8 REINVESTMENT OF DIVIDENDS

         8.1 All dividends payable in respect of Plan Shares shall be paid by the Company directly to the Trustee. The Trustee shall, within 30 days of their receipt of such dividends net of any taxes which may be due under U.S. law on the dividends, use them to acquire further Shares for awarding to Participants as Dividend Shares.

         8.2 For the purposes of Rule 8.1 'acquire' shall mean subscribe for, allocate or purchase.

         8.3 Where Dividend Shares have been acquired under Rule 8.1 the Trustee will send a Notice of Award to each Participant to whom such Dividend Shares have been awarded at least once in every calendar year.

9 TRANSFER OF DIVIDEND SHARES

         9.1 In accordance with the Partnership Share Agreement entered into between a Participant and the Company under Rule 2.1 a Participant may direct the Trustee to transfer the legal ownership of his Dividend Shares to him at any time.

         9.2 Any direction given by a Participant under Rule 9.1 must be in the form as notified by the Trustee, adapted as appropriate. The Trustee will transfer the relevant Dividend Shares as soon as practicable after receipt of the direction.

10 CESSATION OF EMPLOYMENT AND WITHDRAWAL OF DIVIDEND SHARES FROM THE PLAN

         10.1 In the event of a Participant ceasing to be employed by a Participating Company in any circumstances, he must either (a) ask the Trustees to forward to him the Share Certificate in respect of his Shares; or (b) ask the Trustees to sell his Dividend Shares and send him the cash proceeds after deducting the expenses of sale.



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PART FOUR - GENERAL

11 ACQUISITION OF SHARES FOR AWARD

         11.1 The Trustee may upon the direction of the Directors, purchase Shares on the Acquisition Date or from time to time until the Dealing Day preceding the relevant Award Date. Such Shares may be purchased on the New York Stock Exchange.

         11.2 The Trustee, at the direction of the Directors, may subscribe for Shares for awarding to Eligible Employees under the Plan on the relevant Award Date and the price per Share at which the Trustees shall subscribe for such Shares shall be the Market Value of a Share on the date of subscription.

         11.3 Contributions to be made by the Company and each Participating Company to the Trustee to support any purchase of or subscription for Shares to be made by the Trustee for award on any Award Date shall be paid not later than the Dealing Day immediately prior to the relevant Award Date.

         11.4 Certificates shall be issued by the Company in respect of Plan Shares and shall be delivered to or to the order of the Trustee.

12 ISSUE OF SHARES AND DIVIDENDS

         12.1 All Shares issued under the Plan shall as to voting, dividend, transfer and other rights (including those arising on a liquidation) rank equally in all respects with the Shares then in issue.

         12.2 The Participant will receive all rights as to voting, dividend transfer and other rights in respect of Partnership Shares from the Acquisition Date and in respect of Matching Shares and Dividend Shares on the respective Award Date.



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         12.3     If the Trustees receive any foreign cash dividend in respect of Plan Shares, they shall give the Participant notice of the amount of any foreign tax already deducted.

13 TAKEOVERS

         13.1 In the event of a Change of Control of the Company, the Directors will give notice to all participants as soon as practicable.

         13.2 A Participant may then direct the Trustees to accept an offer of shares for any of his Plan Shares to the intent that, if the offer is accepted, the new holding of shares in the acquiring company equates to the original holding of Plan Shares.

14 TAX AND SOCIAL SECURITY

         If

         (a)      the receipt of Matched Shares and/or Dividend Shares or

         (b)      the sale of Plan Shares

         results in a liability to income tax, capital gains tax or social security contributions (or the local equivalent of these) in the Participant's country of employment and the legislation in that country requires tax or social security contributions to be withheld, the Participating Company will make the appropriate deductions. If there is no such requirement in that country it is the responsibility of the Participant to settle these liabilities with the appropriate authorities.

15 STAMP DUTY

         Any stamp duty or other expenses involved in any transfer of Shares by the Trustee shall be payable by the Participant concerned or the purchaser from the Participant concerned.



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16 DISPUTES

         The decision of the Directors in any dispute or question affecting any Eligible Employee or Participant under the Plan shall be final and conclusive.

17 RIGHTS ON TERMINATION OF EMPLOYMENT

         In no circumstances shall any person who has ceased to be an employee of the Company or any Subsidiary or any member of the Group by reason of dismissal or otherwise howsoever or who is under notice of termination of his employment be entitled to claim as against any Participating Company or Subsidiary or the Group or the Trustee any compensation for or in respect of any consequential loss he may suffer by reason of the operation of the terms of the Plan.

18 ADMINISTRATION AND ALTERATIONS

         18.1 The Directors shall have power from time to time to make and vary such regulations (not being inconsistent with the Plan) for the implementation and administration of the Plan as it thinks fit.

         18.2 The Directors shall have power from time to time exercisable by resolution to agree that any Subsidiary and any Jointly Owned Company shall become a Participating Company for the purposes of the Plan. Any such member of the Group shall cease to be a Participating Company as from such date as the Directors may by resolution determine and shall be deemed not to be a Participating Company as from the date on which it ceases to be a Subsidiary or Jointly Owned Company.

         18.3 In the event of any dispute as to whether a person is or is not an Eligible Employee or as to any rights or obligations of any person hereunder or any question concerning the construction or effect hereto or any other question in connection with the Plan, the Directors shall determine the same (other than in the case of a matter to be certified by the auditors in accordance with these Rules) and such determination shall be final and binding on all persons.



                                       16
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         18.4     The Directors may resolve to alter the Rules as may be
                  necessary or desirable to take account of relevant overseas legislation to acquire or maintain beneficial tax treatment.

         18.5 The Rules of the Plan may be altered by resolution of the Directors provided that:

                  18.5.1 no alteration which would adversely affect the rights of any Participant in respect of Plan Shares already awarded to him or acquired on his behalf shall be effective; and

                  18.5.2 no alteration may be made which would alter the fundamental purpose of the Plan.

         18.6 The cost of the preparation and operation of the Plan shall be borne by the Company.

19 ERRORS AND OMISSIONS

         19.1 The Company, the relevant Participating Company and where appropriate the Trustee may do all such acts and things as they may agree to rectify any error or omission, including any error or omission as a result of which any Eligible Employee is not accounted for on the award of Plan Shares notwithstanding that such action may fall outside the time limits or otherwise conflict with the provisions of the Rules provided always that the limits set out in Rule 1 would not thereby be exceeded.

20 NOTICES

         20.1 Save as otherwise provided herein, any notice or communication to be given by the Company or the Trustee to any Eligible Employee or Participant may be given by personal delivery or by sending the same by ordinary post to his last known address and where a notice or communication is sent by post it shall be deemed to have been received 72 hours after the same was put into the post properly addressed and stamped. All notifications, documents, option or



                                       17
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                  share certificates and other communications sent by post as aforesaid will be sent at the risk of the Eligible Employee or Participant concerned and the Company, its Subsidiaries, any Jointly Owned Company, any other employing company and the Trustee shall have no liability whatsoever to any Eligible Employee or Participant in respect of any notification, document, option or share certificate or other communication so given, sent or made and nor shall the Company, any of its Subsidiaries any other employing company or the Trustee be concerned to see that any Eligible Employee or Participant actually receives it.

         20.2 Save as otherwise provided herein, any notice or communication given by an Eligible Employee or a Participant to the Company or the Trustee shall be delivered or sent to the Company or the Trustee at its registered office (or at such other place or places as the Directors or the Trustee may from time to time determine and notify to Eligible Employees and Participants) and be effective upon receipt.

21 GENERAL

         21.1 The Directors may decide from time to time to suspend or cease operation of the Plan. Benefits awarded under the Plan do not constitute remuneration or an entitlement to future participation in the Plan.

         21.2 The Plan shall continue for a period of ten years commencing on the date of the Trust Deed unless terminated earlier by resolution of the Directors.

22 GOVERNING LAW

         The Plan is governed by and shall be construed in accordance with the laws of England.



                                       18
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                      KIMBERLY-CLARK SHAREPLUS ("THE PLAN")


                               SCHEDULE - BELGIUM


The Plan shall be modified in respect of Matching Shares awarded to or to be awarded to a person resident for tax purposes in Belgium as provided for in this Schedule.

Words and phrases in the Plan shall bear the same meaning in this Schedule except as otherwise provided.

In Rule 6.1, delete the wording and replace with:


                  "6.1 "In accordance with the Partnership Share Agreement entered into between a Participant and the Company under Rule 2, the Participant agrees that the Trustees will hold his Matching Shares until the expiration of two years following the date on which the Matching Shares were awarded to him."



                                       19
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                      KIMBERLY-CLARK SHAREPLUS ("THE PLAN")


                                SCHEDULE - ITALY


The Plan shall be modified in respect of Rule 21.2 and the definition of "Market Value" in respect of Matching Shares awarded to or to be awarded to a person resident for tax purposes in Italy as provided for in this Schedule.

Words and phrases in the Plan shall bear the same meaning in this Schedule except as otherwise provided.

In Rule 1, the definition of "Market Value" shall be varied as follows:

Delete "its middle market quotation on the immediately preceding Dealing Day" and replace with "the average price of the immediately preceding thirty Dealing Days".

Rules 21.2 shall be renumbered Rule 21.3 and a new Rule 21.2 shall be inserted as follows:

                  "21.2 "The number of Matching Shares awarded to participants under the Plan has been calculated taking into consideration the influence of the said amount over the employment economic figures provided by their employment and, in particular, the severance payments including the end-of service allowance
                  (TFR). Participants will not be entitled to claim any additional payments or a different calculation of the above-mentioned figures."



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                      KIMBERLY-CLARK SHAREPLUS ("THE PLAN")


                              SCHEDULE - UK TOP-UP


The Plan shall be modified in respect of the definition of "Eligible Employee" in respect of a person resident for tax purposes in the UK, as provided for in this Schedule.

Words and phrases in the Plan shall bear the same meaning in this Schedule except as otherwise provided.

In Rule 1, the definition of "Eligible Employee" shall be varied as follows:

Delete the wording in shareplus and replace with:

"(a) any person who is a full-time or part-time employee of a Participating Company including persons who have been temporarily transferred to work in another country but continue to be paid by the Participating Company; or

(b) has participated or has agreed to participate in shareplus UK by saving the maximum amount permitted under that Plan as defined in its Rules under "Partnership Share Limit".

In Rule 4.3.5 delete the wording and replace with:

"retirement on or after reaching age 50".



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